CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 21, 2001, accompanying the financial statements included in the Annual Report of Amplidyne, Inc. on Form 10K-SB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Amplidyne, Inc. on Forms S-3 (File No. 333-92919, as amended by File No. 333-11015, effective date January 18, 2000, and File No. 333-96361, effective date July 3, 2000) and Form S-8 (File No. 333-92915, effective date December 16, 1999).



GRANT THORNTON LLP


Edison, New Jersey
March 21, 2001